Exhibit 10.1

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of May 30, 2017, is entered into between bebe stores, inc., a California corporation (“Seller”) and GBG USA Inc., a Delaware corporation (“Buyer”). Capitalized terms used herein but not otherwise defined will have the meanings given to them in that certain License Agreement between BB Brand Holdings LLC and Buyer, dated as of the date hereof (the “Branded License”).

RECITALS

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the rights of Seller to the Purchased Assets (as defined herein), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in the following (collectively, the “Purchased Assets”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”):

(a) The following inventory owned by Seller as of the date of this Agreement: (i) inventory produced for the Branded Website; and (ii) inventory produced for the International Distributors (together, the “Acquired Inventory”). The Acquired Inventory will be acquired for $5,000,000 (“Inventory Consideration”). Schedule 1.01(a) attached hereto sets forth all the Acquired Inventory as of May 2, 2017; and

(b) All open purchase orders owed to bebe for the Branded Website and the International Distributors (the “Acquired POs”). Schedule 1.01(b) attached hereto sets forth the Acquired POs.

Section 1.02 Assumed Liabilities. Buyer shall assume all liabilities and obligations from and after the date hereof arising out of or relating to (a) the ownership, use or exercise of rights by Buyer under the Purchased Assets and (b) the marketing or sale by Purchaser of any products developed or produced using the Purchased Assets (collectively, the “Assumed Liabilities”). Except as otherwise contemplated herein, Buyer shall not assume any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

Section 1.03 Inventory Consideration. On the date hereof, the Inventory Consideration shall be paid in full to Seller in cash, by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth on Schedule 1.03(a).

ARTICLE II

CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”) at such location as mutually agreed by the parties. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date.

Section 2.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following:

(i) An executed copy of the Transition Services Agreement between Buyer and Seller (the “TSA”), the form of which is attached hereto as Exhibit A; and

(ii) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b) At the Closing, Buyer shall deliver to Seller the following:

(i) the Inventory Consideration; and

(ii) An executed copy of the TSA.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, “Seller’s knowledge” and any similar phrases shall mean the actual knowledge of any director or officer of Seller.

Section 3.01 Organization and Authority of Seller; Enforceability. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of California. Seller has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Title to Purchased Assets. Seller owns and has good title to the Purchased Assets, free and clear of any Encumbrances.

Section 3.04 Acquired Inventory. To Seller’s knowledge, the Acquired Inventory is in compliance is all material respects with all applicable law, including, without limitation, the United States Consumer Product Safety Act. The cost of the Acquired Inventory shall be paid for in full by the Seller in the ordinary course consistent with past practice.

Section 3.05 Acquired Purchase Orders. To the knowledge of Seller, none of the Acquired Purchase Orders is the subject of any material dispute, offset or any demand of a customer for chargebacks, credits, discounts, deductions, allowances, or mark-down or similar payments in amounts which are inconsistent with past practice. True and complete copies of all Acquired Purchase Orders of Seller as of a date within 5 days prior to the date hereof that are in writing or, if not in writing, reasonably complete and accurate descriptions setting forth the material terms of the applicable Acquired Purchase Orders, have been delivered or made available to Buyer and are listed on Schedule 1.01(b).

Section 3.06 Compliance With Laws. To Seller’s knowledge, Seller is complying, as of the date hereof, with all applicable federal, state and local Laws and regulations applicable to ownership and use of the Purchased Assets and its operation of the Branded Website.

Section 3.07 Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Assets; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Section 3.08 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III, BUYER ACKNOWLEDGES AND AGREES THAT NONE OF SELLER OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS, IMPLIED OR STATUTORY REPRESENTATION OR WARRANTY WITH RESPECT TO THE PURCHASED ASSETS, THE ASSUMED LIABILITIES OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON INFRINGEMENT, INCLUDING AS TO (A) THE PHYSICAL CONDITION OR USEFULNESS FOR A PARTICULAR PURPOSE OF THE INVENTORY, (B) THE USE OF THE PURCHASED ASSETS BY BUYER OR ITS AFFILIATES AFTER THE CLOSING, OR (C) THE PROBABLE SUCCESS OR PROFITABILITY OF THE OWNERSHIP, USE OR OPERATION OF THE PURCHASED ASSETS BY BUYER OR ITS AFFILIATES AFTER THE CLOSING, AND SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL SUCH WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III (INCLUDING THE SELLER DISCLOSURE SCHEDULE), ALL PURCHASED ASSETS ARE CONVEYED ON AN “AS IS” AND “WHERE IS” BASIS.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof. For purposes of this ARTICLE IV, “Buyer’s knowledge” and any similar phrases shall mean the actual knowledge of any director or officer of Buyer, after commercially reasonable due inquiry.

Section 4.01 Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS

Section 5.01 Acquired Inventory. No royalty payments of any kind pursuant to the Branded License will be paid by Buyer to Seller with respect to the Acquired Inventory.

Section 5.02 Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

Section 5.03 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid equally by Buyer and Seller when due. Buyer shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and Seller shall cooperate with respect thereto as necessary).

Section 5.04 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Survival. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing for a period of nine months.

Section 6.02 Indemnification By Seller. Seller shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, up to an aggregate cap for all of the foregoing amounts of no more than the amounts paid to Seller under this Agreement, arising from or relating to:

(a) any material breach of any of the representations or warranties of Seller contained in this Agreement; or

(b) any material breach of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement.

Section 6.03 Indemnification By Buyer. Buyer shall defend, indemnify and hold harmless Seller, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, up to an aggregate cap for all of the foregoing amounts of no more than the amounts paid to Seller under this Agreement, arising from or relating to:

(a) any material breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder; or

(b) any material breach of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder.

Section 6.04 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

ARTICLE VII

LIMITATION OF LIABILITY

Section 7.01 Limitation of Liability. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER, OR TO ANY THIRD PARTY, FOR ANY LOSS OF PROFITS, OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY, INCLUDING CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL SELLER’S AGGREGATE LIABILITY FOR DAMAGES UNDER THIS AGREEMENT EXCEED THE AMOUNTS PAID BY BUYER HEREUNDER.

Section 7.02 Acknowledgement. The parties acknowledge that the foregoing limitations are an essential element of the Agreement between the parties and that in the absence of such limitations the pricing and other terms set forth in this Agreement would be substantially different.

ARTICLE VIII MISCELLANEOUS

Section 8.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 8.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

If to Seller:

bebe stores, inc.

400 Valley Drive

Brisbane, California 94005

Attention: Chief Executive Officer

With a copy to:

bebe stores, inc.

400 Valley Drive

Brisbane, California 94005

Attention: General Counsel

With a copy to:

Latham & Watkins LLP

140 Scott Dr.

Menlo Park, CA 94025

Attention: Tad J. Freese

If to Buyer:	GBG USA Inc. 350 Fifth Avenue, 6th Floor New York, NY 10118 Attention: Robert K. Smits

with a copy to:	Reed Smith LLP 599 Lexington Avenue New York, NY 10022 Attention: Sahra Dalfen

Section 8.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 8.05 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the statements in the body of this Agreement including the schedules will control.

Section 8.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

Section 8.07 No Third-party Beneficiaries. Except as provided in ARTICLE VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.08 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 8.09 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

Section 8.11 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 8.12 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 8.13 Specific Performance. The parties agree that irreparable damage may occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

bebe stores, inc.

By	/s/ Manny Mashouf
Name:	Manny Mashouf
Title:	Chairman and CEO

GBG USA INC.

By	/s/ Robert K. Smits
Name:	Robert K. Smits
Title:	EVP - Secretary

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

Schedule 1.01(a)

Acquired Inventory

	Units	Cost $
bebe.com	270,911	$5,856,882
International	51,259	$969,321

Total	322,170	$6,826,203

Schedule 1.01(b)

Acquired PO

Retail Month	Retail $	Units	Cost $
2017-11	$166,370	3,147	$49,594
2017-12	$3,932,282	51,178	$1,167,939
2018-01	$6,513,231	80,853	$2,026,843
2018-02	$1,005,001	12,639	$333,802
2018-03	$195,890	1,810	$67,703

bebe.com	$11,812,774	149,627	$3,645,880

Retail Month	Retail $	Units	Cost $
2017-11	$457,392	3,410	$133,447
2017-12	$1,997,065	26,627	$585,789
2018-01	$3,808,085	48,338	$1,094,921
2018-02	$1,130,638	16,966	$359,076
2018-03	$66,744	696	$19,723

International	$7,459,924	96,037	$2,192,956

Retail Month	Retail $	Units	Cost $
2017-11	$623,762	6,557	$183,040
2017-12	$5,929,347	77,805	$1,753,728
2018-01	$10,321,316	129,191	$3,121,763
2018-02	$2,135,639	29,605	$692,878
2018-03	$262,634	2,506	$87,426

TOTAL	$19,272,698	245,664	$5,838,836

Schedule 1.03(a)

Seller Wire Transfer Instructions

Beneficiary Account Name: bebe Stores, inc.

Beneficiary Account Number: 4121907182

Beneficiary Bank Name: Wells Fargo Bank, N. A.

Beneficiary Bank ID/ABA: 121000248

Beneficiary Bank Swift Code: WFBIUS6S (for international wire payments only)

Beneficiary Bank Address: 420 Montgomery St., San Francisco, CA 94104

Exhibit A

TSA

[Attached Separately]